                                                                     EXHIBIT 2.1

John J. Dawson, Esq. (002786)
Susan G. Boswell, Esq. (004791)
Ronald E. Reinsel, Esq. (011059)
STREICH LANG, P.A.
Renaissance One
Two North Central Avenue
Phoenix, Arizona  85004-2391
(602)  229-5200

Attorneys for EDWARD J. SHOEN, JAMES P. SHOEN, JOHN M. DODDS, and AUBREY K. JOHNSON, Debtors and Debtors-In-Possession

Lowell E. Rothschild, Esq. (000635)
MESCH, CLARK & ROTHSCHILD, P.C.
259 North Meyer Avenue
Tucson, Arizona  85701-1090
(602) 624-8886

        Attorneys for WILLIAM E. CARTY, Debtor and Debtor-In-Possession

                      IN THE UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF ARIZONA

In re:                             )    In Proceedings Under
                                   )    Chapter 11
EDWARD J. SHOEN,                   )
                                   )    Case No. 95-1430-PHX-JMM
                  Debtor.          )
-----------------------------------
In re:                             )
                                   )
JAMES P. SHOEN,                    )    Case No. 95-1431-PHX-JMM
                                   )
                  Debtor.          )
-----------------------------------
In re:                             )
                                   )
AUBREY K. JOHNSON,                 )    Case No. 95-1432-PHX-JMM
                                   )
                  Debtor.          )
-----------------------------------
In re:                             )
                                   )
JOHN M. DODDS,                     )    Case No. 95-1433-PHX-JMM
                                   )
                  Debtor.          )
-----------------------------------
In re:                             )
                                   )
WILLIAM E. CARTY,                  )    Case No. 95-1434-PHX-JMM
                                   )
                  Debtor.          )
-----------------------------------

          DEBTORS' SECOND AMENDMENT MODIFYING THE AMENDED AND RESTATED
                 PLANS OF REORGANIZATION PROPOSED BY THE DEBTORS

          This Second Amendment (the "Second Amendment") is proposed by each of the Debtors(1) in the above-captioned jointly administered Chapter 11 cases. Pursuant to Bankruptcy Code Section 1127, 11 U.S.C. Section 1127, the Debtors hereby modify their respective Plans(2) as stated below:

          1. Acceptance Of Aubrey K. Johnson's Plan By Creditor Holding Secured Claim. In Aubrey K. Johnson's Reorganization Case, the Secured Creditor identified as Ryland (Class 4 under the Plan) did not vote to accept or reject the Plan. Ryland's Secured Claim is being purchased by Chemical Bank. The Plan in Mr. Johnson's Reorganization Case continues to impair the Secured Claim as originally stated. Chemical Bank is agreeing, nevertheless, to vote to accept the Plan. An AMERCO subsidiary is agreeing to acquire the restructured loan from Chemical Bank on December 1, 1996 (or in the event of any earlier default under the restructured loan) if Chemical Bank notifies the AMERCO subsidiary in writing that it wants that entity to purchase the loan. The purchase price, in that event, will be the outstanding loan balance. The option belongs exclusively to Chemical Bank. If Chemical Bank


----------------
(1) Unless otherwise expressly stated herein, all capitalized defined terms will have the same meanings as in the Amended and Restated Plans of Reorganization and the First Amendment which the Debtors have filed. The Second Amendment is a modification of each of those Plans; and, henceforth, the defined term "Plan" appearing therein will be deemed to incorporate and include the Second Amendment.

(2) See note 1, supra, regarding the defined term "Plan" and the incorporation, henceforth, of the Second Amendment in the Debtors' Plans.

decides to retain the restructured loan, the AMERCO subsidiary's purchase obligation will terminate; and Chemical Bank will be entitled to own the restructured loan and to be paid according to the terms of the Plan.

          2. Settlement With The Creditors Holding The Securities Litigation Claims. The Creditors holding the Securities Litigation Claims voted, on October 2, 1995, to accept the Plans in the Reorganization Cases of Edward J. Shoen, James P. Shoen, John M. Dodds, and William E. Carty. Those Creditors did not sue Aubrey K. Johnson or file a Claim in Mr. Johnson's Reorganization Case. The Plans filed by Messrs. Shoen, Dodds, and Carty impair the Securities Litigation Claims and provide for the incorporation of any settlement made of the Securities Litigation Claims. See Section 14.5 of Edward J. Shoen's Plan and corresponding provisions of the other Plans. Appendix "1" attached to this Second Amendment and incorporated by reference herein consists of copies of the recently executed settlement papers agreed upon with the Creditors holding the Securities Litigation Claims. See Class 6 in Edward J. Shoen's Plan, Class 5 in James P. Shoen's Plan, Class 6 in John M. Dodds' Plan, and Class 6 in William E. Carty's Plan.

          3. Tax Considerations. In their objections to confirmation of the Plans, the Share Case Plaintiffs have alleged that they will suffer adverse tax consequences from the structure of the transactions whereby AMERCO has agreed to fund the Plans. While the Debtors vigorously dispute any such contentions, they want to make clear that the Plans do not bind any of the Share Case

Plaintiffs to the funding structure, and do not require any of the Share Case Plaintiffs to report the transactions to taxing authorities in the same way as AMERCO, or in any particular way. See also Section 2.5 appearing in both the Settlement Agreement and the Stock Purchase Agreement with Mary Anna (Shoen) Eaton and MARAN, Inc. (as described in the First Amendment). Furthermore, the Plans do not prohibit the Share Case Plaintiffs from assigning rights to receive distributions under the Plans.

          4. Michael L. Shoen Added To Stock Exchange Distributees. Because it appears that Michael L. Shoen individually owns 380 shares of AMERCO common stock covered by the Share Case Judgment, Mr. Shoen will be added (to the extent of that interest) to the list of the Stock Exchange Distributees under the Plans.

          5. Updated Mortgage Loan List And Recovery Of Interim Payments. Attached Schedule "3" is an updated list, as of October 1, 1995, of the Mortgage Loans which are the Restructured Mortgage Loans and the Existing Mortgage Loans. See the First Amendment at subparagraph 2(c), pp.5:15-6:2. If and to the extent that the balances of the Mortgage Loans are reduced by payments received on or before the Plans' Effective Date, the cash paid under the Plans (see the First Amendment at subparagraph 2(e), p.6:8-10) will be increased by the amount of those payments.

          6. Certain Real Property Adjustments. As shown in amended Schedule "4" presented pursuant to the First Amendment, the real property proposed to be transferred under the Plans has a total appraised value of $47,187,000. It is likely that the real property will be the subject of adjustments and reconciliations which may cause minor changes in the total appraised value. Also, some of the real property may be sold before the Plans' Effective Date. Any necessary adjustments will be made in the cash paid under the Plans (see the First Amendment at subparagraph 2(e), p. 6:8-10) in the same manner as provided in paragraph 5 above with respect to the Mortgage Loans.

          7. Incorporation By Reference. The Second Amendment will be, and hereby is, incorporated by reference in the Debtors' Plans. At or before the date of entry of the Confirmation Order (and in accordance with any other modification(s) of the Plans which may be made as a result of further settlement(s) or other events in the confirmation process), the Debtors may meld the modifications made by the Second Amendment into the language of the Plans in order to make the final iteration of the Plans more precise.

          8. Plans Continue In Effect. Except as expressly modified by the Second Amendment, the Debtors' Plans continue in full force and effect.

DATED:  November 1, 1995
                                              /s/ Edward J. Shoen
                                              ----------------------------------
                                              EDWARD J. SHOEN, Debtor
                                              and Debtor-In-Possession

                                              /s/ James P. Shoen
                                              ----------------------------------
                                              JAMES P. SHOEN, Debtor
                                              and Debtor-In-Possession

                                              /s/ John M. Dodds
                                              ----------------------------------
                                              JOHN M. DODDS, Debtor
                                              and Debtor-In-Possession

                                              /s/ Aubrey K. Johnson
                                              ----------------------------------
                                              AUBREY K. JOHNSON, Debtor
                                              and Debtor-In-Possession

                                              /s/ William E. Carty
                                              ----------------------------------
                                              WILLIAM E. CARTY, Debtor
                                              and Debtor-In-Possession

PREPARED AND
SUBMITTED BY:

STREICH LANG
A Professional Association
Renaissance One
Two North Central Avenue
Phoenix, Arizona  85004-2391

By /s/ John J. Dawson
   ------------------------------
       John J. Dawson
       Susan G. Boswell
       Ronald E. Reinsel

Attorneys for EDWARD J. SHOEN,
JAMES P. SHOEN, JOHN M. DODDS,
and AUBREY K. JOHNSON,
Debtors and Debtors-In-Possession

MESCH, CLARK & ROTHSCHILD, P.C.
259 North Meyer Avenue
Tucson, Arizona  85701-1090

By /s/ Lowell E. Rothschild
   -----------------------------
       Lowell E. Rothschild

Attorneys for WILLIAM E. CARTY,
Debtor and Debtor-In-Possession

                                  APPENDIX "1"

                          SECURITIES LITIGATION CLAIMS
                          SETTLEMENT MATERIALS

                                  SCHEDULE "3"

                                 MORTGAGE LOANS

                      (AMENDS/REPLACES DISCLOSURE STATEMENT
                           EXHIBIT "A", SCHEDULE "3")

                                       -9-